            Exhibit 23.2

Suite 400 - 889 West Pender Street Vancouver, BC Canada V6C 3B2 Tel 604 694-6070 Fax 604 585-8377 info@staleyokada.com www.staleyokada.com

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 2, 2004 (except as to Notes 11 and 25, which are as at March 26, 2004), with respect to the consolidated financial statements of Queenstake Resources Ltd. (the “Company”), which appears in the Company’s Annual Report on Form 20-F for the year ended December 31, 2003.

/s/ Staley, Okada & Partners

Staley, Okada & Partners

Chartered Accountants

Vancouver, British Columbia, Canada

September 15, 2004